UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2016 (April 21, 2016)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Humana Inc. was held in Chicago, Illinois, on April 21, 2016, for the purpose of voting on the proposals described below. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the next annual meeting or until their successors shall be elected and qualified.

The final results of the election of directors were as follows:

Name	For	Against	Abstained	Broker Non-Votes
Kurt J. Hilzinger	120,920,667	919,892	239,938	6,968,688
Bruce D. Broussard	120,408,186	1,488,806	183,505	6,968,688
Frank A. D’Amelio	120,289,859	1,293,151	497,487	6,968,688
W. Roy Dunbar	120,984,192	866,024	230,281	6,968,688
David A. Jones, Jr.	119,549,457	2,093,457	437,583	6,968,688
William J. McDonald	121,555,983	285,018	239,496	6,968,688
William E. Mitchell	119,984,616	1,852,237	243,644	6,968,688
David B. Nash, M.D.	121,213,625	640,065	226,807	6,968,688
James J. O’Brien	121,444,836	393,311	242,350	6,968,688
Marissa T. Peterson	121,242,964	661,451	176,082	6,968,688

In addition, the stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstained	Broker Non-Votes
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016	127,965,258	965,478	118,449	0
Board proposal regarding advisory approval of the company’s executive compensation	117,931,732	3,641,988	506,777	6,968,688

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Vice President, Chief Accounting Officer and Controller

Dated: April 22, 2016